Exhibit 10.8

[Letterhead of Commerzbank]

November 12 2010

Commerzbank AG, Global Shipping

Domstr. 18

20095 Hamburg

RE:          Extension of Forbearance Period under that certain Loan Agreement dated 28 May 2008 made between (i) Dyker Maritime Corp. as Borrower and (ii) Commerzbank AG as Lender relating to a term loan facility of US$12,500,000 as supplemented by a waiver letter dated 2 March 2009, an extension of waiver letter dated 28 December 2009, a supplemental agreement dated 8 January 2010, a further extension of waiver letter dated 31 March 2010 and a further extension letter dated 29 April 2010 (together the “Loan Agreement”).

Reference is hereby made to (i) the Loan Agreement and (ii) the Letter Agreement dated as of September 30, 2010 (the “Forbearance Letter”) whereby you agreed subject to the conditions therein to forbear from exercising any of the rights or remedies arising from the Specified Events of Default as provided therein..  Capitalized terms defined in the Loan Agreement or the Forbearance Letter and not otherwise defined herein are used herein as therein defined, as applicable.

In order to allow time for TBS International, plc and its affiliates to continue to work with their various lenders, including you, towards a mutually agreeable solution on their outstanding indebtedness, we hereby request that you extend the period under which you agree to forbear from exercising any of the rights or remedies arising from the Specified Events of Default available to Lender under the Loan Agreement, other transaction documents or under applicable law (all of which rights and remedies are hereby expressly reserved by the Lender) until the earlier of (i) the occurrence of a Forbearance Termination Event and (ii) December 29, 2010 (the “Forbearance Extension Period”).

In connection with your agreement hereunder, TBS International, plc agrees to pay a fee to Lender in an amount of 0.05% of the total outstanding loan amount.

By counter-signing this letter, you agree

(i)                                     during the Forbearance Extension Period, the following minimum cash liquidity covenant shall replace the existing minimum cash liquidity covenant contained in Section 10.17 of the Loan Agreement:

“For each calendar week ending during the Forbearance Extension Period, permit the aggregate daily closing balance of Qualified Cash to be less than $15,000,000 on the last business day of any week or on average in any week”

; and

(ii)                                  to forbear from exercising any of the rights or remedies arising solely from the Specified Events of Default (which shall include (in addition those identified in the Forbearance Letter) defaults arising from the suspension of payments by TBS International, public limited company and its affiliates of certain scheduled principal installments owing in respect of Indebtedness of such persons during the Forbearance Extension Period, as more particularly described on Schedule 1 hereto) on the terms set forth in the Forbearance Letter, as modified by the terms above.

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Very truly yours,

DYKER MARITIME CORP., as Borrower

		By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title:

TBS INTERNATIONAL, PLC

		By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title: Senior Executive Vice President and Chief Financial Officer

TBS INTERNATIONAL LIMITED

		By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title:

Acknowledged and Agreed,

COMMERZBANK AG

By:	/s/ Martin Hugger
Name: Martin Hugger
Title: Senior Vice President

By:	/s/ Carlo Glaeser
Name: Carlo Glaeser
Title: Associate Project Manager

[Signature Page to Commerzbank Extended Forbearance Letter]

Schedule 1

Facility	Principal Amount	Date

Royal Bank of Scotland plc Term Loan Facility dated as of March 29, 2007 (as amended from time to time thereafter)	$417,500	December 1, 2010
	$417,500	December 9, 2010
	$417,500	December 23, 2010

Credit Suisse AG Loan Agreement dated as of December 7, 2007 (as amended)	$437,000	November 19, 2010
	$437,000	December 13, 2010

Joh. Berenberg, Gossler & Co. KG Loan Agreement dated as of June 19, 2008 (as amended)	$812,500	December 22, 2010

Commerzbank AG dated as of May 28, 2008 (as amended)	$1,000,000	December 2, 2010